EXHIBIT 10.5

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This amendment (the “Amendment”) to that certain Securities Purchase Agreement by and between Vertical Branding, Inc. f/k/a MFC Development Corp. (the “Company”) and Gottbetter Capital Master Ltd. (In Voluntary Liquidation) (as successor in interest to Gottbetter Capital Finance, LLC) (the “Buyer”) , dated as of July 31, 2006 (the “July 2006 SPA”) is entered into by and between the Company and the Buyer listed below this 30th day of April, 2009 (the “Effective Date”). This Amendment is made with reference to the following facts:

WHEREAS, the Company and the Buyer of those certain senior secured convertible notes issued pursuant to the July 2006 SPA (the “Notes”) have entered into an agreement providing for, among things, Buyer’s consent (the “Consent Agreement”) to the Company’s entry into that certain Master Agreement by and between, among others, the Company and P2F Holdings (the “P2F Agreement”); and

WHEREAS, in connection with Buyer’s consent to the transactions contemplated by the P2F Agreement and with related agreements and undertakings, the Buyer and the Company have agreed to certain amendments to the July 2006 SPA which they now wish to memorialize by this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Defined Terms.  Capitalized terms used and not defined herein shall have the meanings given to them in the July 2006 SPA.

2.

Representations and Warranties of the Company.  Section 3(b) of the July 2006 SPA shall be deleted in its entirety and in its place the following shall be inserted:

“Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Security Documents, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and Warrants, the reservation for issuance and the issuance of Warrant Shares issuable upon conversion of the Warrants, and the granting of a security interest in the Collateral (as defined in the Security Documents) have been duly authorized by the Company’s Board of Directors and (other than (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Security Agreement, (ii) the filing of a Form D under Regulation of the 1933 Act, and (iii) any required Blue Sky filings ) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.”

3.

Covenants.  The following sections shall be and hereby are deleted and removed from the July 2006 SPA:

Section 4(c) -- Reporting Status;

Section 4(f) – Listing;

Section 4(i) – Disclosure of Transactions and Other Material Information;

Section 4(m) – Reservation of Shares;

Section 4(o) – Additional Issuances of Securities;

Section 4(p) – Additional Registration Statements;

Section 4(u) – Removal of Legend; and

Section 4(v) – Transfer Agent; Investor Relations.

4.

Register/ Transfer Agent Instructions. Section 5 of the July 2006 SPA shall be deleted in its entirety and in its place the following shall be inserted:

5. REGISTER

“The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and Warrants in which the Company shall record the name and address of the Person in whose name the Notes and Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person and the number of Warrant Shares issuable upon exercise of Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives following reasonable written notice of not less than two Business Days.”

.

5.

Covenants.  Section 4(k) of the July 2006 SPA shall be deleted in its entirety and in its place the following shall be inserted:

“Additional Notes.  So long as any Buyer beneficially owns any Notes, the Company will not issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes.”

6.

Covenents.  Section 4(t) of the July 2006 SPA shall be deleted in its entirety and in its place the following shall be inserted::

“Restriction on Granting of Security Interest. Except for Excluded Securities and Permitted Liens (as defined in the Notes), the Company shall not, without the prior written consent of the Buyer, so long as any Note is outstanding, enter into any security instrument granting the holder a security interest in any and all assets of the Company which would violate the provisions of the Security Agreement.”

7.

Limited Effect.  Except as expressly amended hereby, the July 2006 SPA is, and shall remain, in full force and effect in accordance with its terms.

8.

Counterparts.  This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

9.

Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of laws.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first above written.

COMPANY:

VERTICAL BRANDING, INC.

By:
Name:
Title:

BUYER:

GOTTBETTER CAPITAL MASTER LTD. (In Voluntary Liquidation)

By:
Name:	Stuart Sybersma
Title:	Joint Liquidator

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